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                                                                    EXHIBIT 23.3




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Universal Truckload Services, Inc. on Form S-1 of our report dated October 20, 2004 with respect to the financial statements of AFA Enterprises, Inc. as of December 31, 2003 and for the year then ended appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Schneider Downs & Co., Inc.


Pittsburgh, Pennsylvania
February 8, 2005